PREPARED BY AND UPON RECORDATION RETURN TO: SHIPMAN & GOODWIN LLP ONE CONSTITUTION PLAZA HARTFORD, CONNECTICUT 06103 ATTN: JAMES C. SCHULWOLF, ESQ.

PARTYLITE WORLDWIDE, LLC,
as mortgagor
(Mortgagor)

to
GFIE, LLC,
as mortgagee
(Mortgagee)
MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING
Dated:        March 9, 2015

Location:	Illinois
County:    Kane
601-605 Kingsland Drive, Batavia, Illinois 60510

This document serves as a Fixture Filing under the Illinois Uniform Commercial Code, Chapter 810 ILCS 5/9-502(c), et seq.
Mortgagor’s Organizational Identification Number is 3312918.

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

This MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument” or “Mortgage”) is made as of the 9th day of March, 2015, by PARTYLITE WORLDWIDE, LLC, a Delaware limited liability company, having its principal place of business at 59 Armstrong Road, P.O. Box 976, Plymouth, Massachusetts 02360, as mortgagor (“Mortgagor”), to GFIE, LLC, a Florida limited liability company, having an address at 11950 Turtle Beach Road, North Palm Beach, Florida 33408, Attn: Robert B. Goergen (together with its successors and assigns, “Mortgagee”), as mortgagee.
RECITALS:
Blyth, Inc., Mortgagor and certain other affiliates of such entities parties to the Loan Agreement from time to time (collectively, the “Borrower”) and Mortgagee, are parties to a certain Term Loan and Security Agreement, dated as of the date hereof (as the same may otherwise be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.
The Borrower has, pursuant to the Loan Agreement, executed that certain Term Loan Note, dated as of the date hereof, in the aggregate principal amount of Thirty Five Million and No/100 Dollars ($35,000,000.00) (together with all extensions, renewals, replacements, substitutions, restatements, amendments, supplements, severances or modifications thereof being hereinafter referred to as the “Note”) evidencing a loan (the “Loan”) in the principal sum of Thirty Five Million and No/100 DOLLARS ($35,000,000.00) made to the Borrower. The terms “Secured Obligations” or “Debt” as used in this Mortgage shall mean, collectively, (i) all obligations of the Mortgagor under the Loan Agreement and Note, (ii) all other Obligations, and (iii) any obligations under the Loan Documents.
Mortgagor desires to secure the payment and performance of the Secured Obligations and this Security Instrument is given to secure all of the Secured Obligations.
This Security Instrument is given pursuant Section 6.1 of the Loan Agreement, and payment, fulfillment, and performance by Mortgagor of its obligations under the Note and all other Secured Obligations are secured hereby, and each and every term and provision of the Loan Agreement and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Security Instrument (the Loan Agreement, the Note, this Security Instrument, and all other documents evidencing or securing the Secured Obligations (including all additional mortgages, deeds to secure debt and assignments of leases and rents) or executed or delivered in connection therewith, are hereinafter referred to collectively as the “Loan Documents”).
ARTICLE I.
GRANTS OF SECURITY

Section 1.01.    Property Mortgaged. Mortgagor does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to and grant a security interest to Mortgagee and its successors and assigns in, all of Mortgagor’s right, title and interest in and to the following property, rights, interests and estates now owned, or hereafter acquired by Mortgagor (collectively, the “Property”):
(a)    Land.    The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);
(b)    Additional Land. All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;
(c)    Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”), provided, that, notwithstanding the foregoing, the Improvements shall not include any such property owned by tenants under the terms of their respective Leases, except to the extent Mortgagor has a right or interest therein;
(d)    Easements. All property documents, easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;
(e)    Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures, inventory and goods), furniture, software used in or to operate any of the foregoing, and other property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above, provided, that, the foregoing items shall not include (except to the extent Mortgagor has any right, title or interest therein) (a) any property which any tenant is entitled to remove pursuant to the terms of their respective Leases and/or (b) any property belonging to tenants under the terms of their respective Leases;
(f)    Leases and Rents. Subject to Section 1.02 hereof and, if applicable, the Loan Agreement, all existing and future leases, subleases, subsubleases, lettings, licenses, concessions or other agreements made a part thereof (whether written or oral and whether now or hereafter in effect) affecting the use, enjoyment, or occupancy of all or any part of the Land and/or the Improvements heretofore or hereafter entered into and all extensions, amendments, modifications or other agreements relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee, letter of credit or any other credit support of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, and the right, title and interest of Mortgagor, its successors and assigns, therein, whether before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (the “Leases”) and all right, title and interest of Mortgagor, its successors and assigns therein and thereunder, including, without limitation, any guaranties of the lessees’ obligations thereunder (“Lease Guaranties”), cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, rent equivalents, payments in connection with any termination, cancellation or surrender of any Lease, revenues, issues and profits (including, without limitation, all oil and gas or other mineral royalties and bonuses) from the Land and/or the Improvements whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code and all proceeds from the sale or other disposition of the Leases (the “Rents”) and the right to receive and apply the Rents to the payment of the Secured Obligations;
(g)    Condemnation Awards. Subject to the terms of Section 8.6.2 of the Loan Agreement regarding Mortgagor’s right to and/or the application of such amounts, all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;
(h)    Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;
(i)    Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;
(j)    Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, subject to the terms of the Loan Agreement regarding Mortgagor’s right to and/or the application of such amounts, proceeds of insurance and condemnation awards, into cash or liquidation claims.
(k)    Rights. The right, during the continuance of an Event of Default, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Mortgagee in the Property;
(l)    Agreements. To the extent assignable or transferable under Applicable Law, all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Mortgagor thereunder;
(m)    Intangibles. All trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property owned by Mortgagor;
(n)    Causes of Action. All causes of action and claims (including, without limitation, all causes of action or claims arising in tort, by contract, by fraud or by concealment of material fact) against any Person for damages or injury to the Property or in connection with any transactions financed in whole or in part by the proceeds of the Loan (“Cause of Action”); and
(o)    Other Rights. Any and all other rights of Mortgagor in and to the items set forth in Subsections (a) through (n) above.
Section 1.02.    Assignment of Leases and Rents. Mortgagor hereby absolutely and unconditionally assigns to Mortgagee Mortgagor’s right, title and interest in and to all current and future Leases and Rents; it being intended by Mortgagor that, to the fullest extent permitted by Applicable Law, this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.02 and the Loan Agreement, Mortgagee grants to Mortgagor a revocable license (which may be revoked during the existence of an Event of Default) to (i) collect, receive, use, retain and enjoy the Rents and Mortgagor shall, to the extent it would otherwise not have sufficient funds to timely pay the Secured Obligations, hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Secured Obligations, for use in the payment of such sums and (ii) enforce the terms of the Leases.
Section 1.03.    Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. By executing and delivering this Security Instrument, Mortgagor hereby grants to Mortgagee, as security for the Obligations a security interest in the Personal Property and the Accounts, to the full extent that the Personal Property and the Accounts may be subject to the Uniform Commercial Code.
Section 1.04.    Reserved.
Section 1.05.    Fixture Filing. This Security Instrument shall also constitute a “fixture filing” for the purposes of the Uniform Commercial Code upon all of the Property which is or is to become “fixtures” (as that term is defined in the Uniform Commercial Code), upon being filed for record in the real estate records of the county wherein such fixtures are located and cross-referenced as a fixture-filing in such county real estate records. For this purpose, the following information is set forth:
(i)    Name and Address of Mortgagor:
PARTYLITE WORLDWIDE, LLC
59 Armstrong Road
P.O. Box 976
Plymouth, Massachusetts 02360

(ii)     Name and Address of Secured Party:
GFIE, LLC
11950 Turtle Beach Road
North Palm Beach, Florida 33408
Attn: Robert B. Goergen

(iii)    This document covers goods which are or are to become fixtures.
(iv)    Mortgagor is the record owner of the Property.
(v)    Mortgagor’s chief executive office is located in the State of Massachusetts.
(vi)    Mortgagor’s state of formation is Delaware.
(vii)    Mortgagor is a limited liability company.
(viii)     Mortgagor’s exact legal name is as set forth in the first paragraph of this             Security Instrument.

(ix)	Mortgagor’s organizational identification number is 3312918.
ARTICLE II.
DEBT AND OBLIGATIONS SECURED

Section 2.01.    Debt. This Security Instrument and the grants, assignments and transfers made in Article I are given for the purpose of securing the Secured Obligations and the Debt.
Section 2.02.    Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article I are also given for the purpose of securing the following (the “Other Obligations”):
(a)    the performance of all other obligations of Mortgagor contained herein;
(b)    the performance of each obligation of Mortgagor contained in the Loan Agreement or any other Loan Document; and
(c)    the performance of each obligation of Mortgagor contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Loan Agreement, this Security Instrument, or the other Loan Documents.
Section 2.03.    Debt and Other Obligations. Mortgagor’s obligations for the payment of the Debt, the performance of the Secured Obligations, the performance of the Other Obligations, and the performance any other obligations under the Loan Documents, shall be referred to collectively herein as the “Obligations.”
ARTICLE III.
MORTGAGOR COVENANTS
Mortgagor covenants and agrees that:
Section 3.01.    Payment of Debt. Mortgagor will pay the Debt at the time and in the manner provided in the Loan Agreement, the Loan Documents, and in this Security Instrument.
Section 3.02.    Incorporation by Reference. All the covenants, conditions and agreements contained in the Loan Agreement and all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.
Section 3.03.    Insurance. Mortgagor shall obtain and maintain, or cause to be maintained, insurance in full force and effect at all times with respect to Mortgagor and the Property as required pursuant to the Loan Agreement and the other Loan Documents.
Section 3.04.    Payment of Taxes, Etc. Mortgagor shall pay all taxes and other charges in accordance with the terms of Section 10.1.6 (and other applicable terms and provisions) of the Loan Agreement and any applicable terms and provisions of the other Loan Documents.
Section 3.05.    Maintenance and Use of Property. Mortgagor shall cause the Property to be maintained, in all material respects, in a good and safe condition (taking into account its use)

and repair (ordinary wear and tear excepted) in accordance with the terms of the Loan Agreement and the other Loan Documents. Subject to the terms of the Loan Agreement and the other Loan Documents, the Improvements and the Personal Property shall not be removed, demolished or altered or expanded in any manner which will materially impair or diminish the value of the Property without the consent of Mortgagee. Subject to the terms of the Loan Agreement and the other Loan Documents, Mortgagor shall promptly repair, replace or rebuild (if, in the case of condemnation or eminent domain action, such repair, replacement or rebuilding is practical) any material part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any condemnation or eminent domain action and, subject to the terms of the Loan Agreement and the other Loan Documents, shall complete and pay for any structure at any time in the process of construction or repair on the Land. Subject to the terms of the Loan Agreement and the other Loan Documents, Mortgagor shall not initiate, join in, acquiesce in, or consent to any material change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed. Subject to the terms of the Loan Agreement and the other Loan Documents, if under applicable zoning provisions any material use of all or any portion of the Property is or shall become a nonconforming use, Mortgagor will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Mortgagee unless otherwise expressly permitted under the Loan Agreement and the other Loan Documents, such consent not to be unreasonably withheld, conditioned or delayed.
Section 3.06.    Waste. Subject to the terms and conditions of the Loan Agreement and the other Loan Documents, Mortgagor shall not knowingly commit or suffer any intentional physical waste of any material portion of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that is reasonably likely to invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair, in any material manner, the value of the Property or the security of this Security Instrument. Mortgagor will not, without the prior written consent of Mortgagee, such consent not to be unreasonably withheld, conditioned or delayed, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.
Section 3.07.    Payment for Labor and Materials. Subject to the terms and conditions of the Loan Agreement and the other Loan Documents (including, without limitation, any contest right of Mortgagor set forth herein), Mortgagor will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and, subject to Mortgagor’s right to contest such charges, liens and security interests pursuant to the terms of the Loan Agreement and the Loan Documents, never permit to exist in respect of the Property or any part thereof any lien or security interest (except Permitted Liens), even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Liens (as defined in the Loan Agreement).

Section 3.08.    Performance of Other Agreements. Mortgagor shall observe and perform each and every material term to be observed or performed by Mortgagor pursuant to the terms of the Loan Agreement, the Loan Documents, and any agreement or recorded instrument affecting or pertaining to the Property, or given by Mortgagor to Mortgagee for the purpose of further securing the Obligations and any amendments, modifications or changes thereto, in each case subject to any applicable notice, cure and/or grace periods set forth therein.
Section 3.09.    Change of Name, Identity or Structure. Mortgagor shall not change its name, identify or structure without complying with Section 10.2.9 of the Loan Agreement and any other applicable provisions of the Loan Documents. Mortgagor hereby authorizes Mortgagee, prior to or contemporaneously with the effective date of any such change, to file any financing statement or financing statement change required by Mortgagee to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Mortgagee, Mortgagor shall execute a certificate in form satisfactory to Mortgagee listing the trade names under which Mortgagor intends to operate the Property, and representing and warranting that Mortgagor does business under no other trade name with respect to the Property.
Section 3.10.    Leases. Mortgagor shall not (and shall not permit any other applicable Person to) enter into any Leases for all or any portion of the Property if same would be in violation of any of the provisions of the Loan Agreement and the Loan Documents.
ARTICLE IV.
INSURANCE
Section 4.01. Insurance. Mortgagor shall maintain in full force and effect insurance policies on the Property as required in Section 10.1.7 of the Loan Agreement (such policies of property and liability insurance, the “Policies”). If an Event of Default does not then exist, the Mortgagor shall have the right to use the proceeds of the Policies as set forth in Section 8.6.2 of the Loan Agreement.
ARTICLE V.
OBLIGATIONS AND RELIANCES
Section 5.01.    Relationship of Mortgagor and Mortgagee. The relationship between Mortgagor and Mortgagee is solely that of debtor and creditor, and Mortgagee has no fiduciary or other special relationship with Mortgagor, and no term or condition of any of the Loan Agreement, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Mortgagor and Mortgagee to be other than that of debtor and creditor.
Section 5.02.    No Reliance on Mortgagee. The members, general partners, principals and (if Mortgagor is a trust) beneficial owners of Mortgagor are experienced in the ownership and operation of properties similar to the Property, and Mortgagor and Mortgagee are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Mortgagor is not relying on Mortgagee’s expertise, business acumen or advice in connection with the Property.
Section 5.03.    No Mortgagee Obligations.
(a)    Notwithstanding the provisions of Section 1.01(e), (k) and (l) or Section 1.02 hereof, Mortgagor’s assignment to Mortgagee of all Rents and Leases shall not be construed (i) to make Mortgagee a “mortgagee in possession” of the Property in the absence of Mortgagee itself electing to assume such role pursuant to the Illinois Mortgage Foreclosure Act, 735 ILCS 5/15-1101 et seq. (the “Act”) or (ii) to obligate Mortgagee to take any action with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents or the Leases, including, without limitation, the performance of any obligation to be performed on the part of Mortgagor under any of the Leases, which shall remain exclusively with Mortgagor, unless and until, in the case of both immediately preceding clauses (i) and (ii), (a) Mortgagee completes foreclosure of the Property, (b) Mortgagor transfers the Property by deed in lieu, or (c) Mortgagee otherwise takes title to the Property (each of the events described immediately preceding clauses (a), (b) and (c), a “Control Event”). Without limiting the foregoing, except to the extent resulting from the gross negligence or willful misconduct of Mortgagee, this assignment shall not operate to place on Mortgagee any obligation or liability for: (i) the control, care, management or repair of the Property prior to the occurrence of a Control Event; (ii) for carrying out any of the terms and conditions of the Leases prior to the occurrence of a Control Event; (iii) any waste committed on the Property by tenants or any other parties prior to the occurrence of a Control Event; (iv) any dangerous or defective condition of the Property (including, without limitation, the presence of any Hazardous Materials; or (v) any negligence in the management, upkeep, repair or control of the Property resulting in injury or death to any tenant or any other party or any loss of personal property prior to the occurrence of a Control Event. Mortgagor, for itself and any party claiming under or through Mortgagor, hereby releases and discharges Mortgagee from any such liability to the fullest extent permitted by law. Mortgagee shall be obligated to account only for Rents actually collected or received by Mortgagee, and Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from Mortgagee’s failure to lease the Property after an Event of Default.
(b)    By accepting or approving anything required to be observed, performed or fulfilled or to be given to Mortgagee pursuant to this Security Instrument, the Loan Agreement, or the Loan Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Mortgagee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Mortgagee.
Section 5.04.    Reliance. Mortgagor recognizes and acknowledges that in accepting the Loan Agreement, this Security Instrument, and the other Loan Documents, (i) Mortgagee is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Section 9 of the Loan Agreement and in this Security Instrument, in each case, as conditioned, qualified, supplemented and/or limited as set forth herein, without any obligation to investigate the

Property and notwithstanding any investigation of the Property by Mortgagee; (ii) that such reliance existed on the part of Mortgagee prior to the date hereof; (iii) that the warranties and representations are a material inducement to Mortgagee in accepting the Loan Agreement, this Security Instrument, and the other Loan Documents; and (iv) that Mortgagee would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Section 9 of the Loan Agreement and in this Security Instrument.
ARTICLE VI.
FURTHER ASSURANCES
Section 6.01.    Recording of Security Instrument, Etc. Mortgagor forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Mortgagee in, the Property. Mortgagor will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Loan Agreement, this Security Instrument, the other Loan Documents, and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, the other Loan Documents, or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.
Section 6.02.    Further Acts, Etc. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the Property and rights hereby deeded, mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all legal requirements with respect to the Property, provided, that, same does not increase Mortgagor’s obligations or diminish Mortgagor’s rights hereunder or under any other Loan Document in any material respect. Mortgagor, promptly following written demand, will execute and deliver and hereby authorizes Mortgagee to file one or more financing statements or execute in the name of Mortgagor to the extent Mortgagee may lawfully do so, one or more chattel mortgages or other instruments, as required to maintain the security interest of Mortgagee in the Property or any Collateral. Upon the occurrence and during the continuance of an Event of Default, Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies in connection with the Loan available to Mortgagee at law and in equity, including without limitation such rights and remedies available to Mortgagee pursuant to this Section 6.02.

Section 6.03.    Changes in Tax, Debt Credit and Documentary Stamp Laws.
(a)    If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax (excluding any franchise tax, income tax or other similar tax), either directly or indirectly, on the Debt or Mortgagee’s interest in the Property, other than taxes measured by the gross or net income of Mortgagee, Mortgagor will pay the tax, with interest and penalties thereon, if any, subject to Mortgagor’s right to contest such taxes as expressly provided in the Loan Agreement. If the payment of tax by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then Mortgagee shall have the option, exercisable by written notice of not less than one-hundred twenty (120) days to declare the Debt immediately due and payable.
(b)    Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Taxes assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Mortgagee shall have the option, exercisable by written notice of not less than one-hundred twenty (120) days, to declare the Debt immediately due and payable.
(c)    If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Loan Agreement, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any, subject to Mortgagor’s right to contest as expressly provided in the Loan Agreement.
Section 6.04.    Replacement Documents. Upon receipt of an affidavit of an officer of Mortgagee as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Mortgagor will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.
ARTICLE VII.
DUE ON SALE/ENCUMBRANCE
Section 7.01.    Mortgagee Reliance. Mortgagor acknowledges that Mortgagee has examined and relied on the experience of Mortgagor and its members, owners in owning and operating properties such as the Property in agreeing to make or continue the Loan, and will continue to rely on Mortgagor’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt, performance of the Secured Obligations, and the performance of the Obligations. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Property so as to ensure that, should Mortgagor default in the repayment of the Debt, performance of the Secured Obligations, or the performance of the Obligations, Mortgagee can recover the Debt by a sale of the Property.

Section 7.02.    No Sale/Encumbrance. Mortgagor shall not make any Asset Disposition with respect to the Property or any part thereof or any interest therein or permit or suffer the Property or any part thereof or any interest therein to be transferred in violation of any of the terms or provisions of the Loan Agreement.
ARTICLE VIII.
INTENTIONALLY OMITTED
ARTICLE IX.
RIGHTS AND REMEDIES
Section 9.01.    Remedies. Upon the occurrence and during the continuance of any Event of Default (as defined in the Loan Agreement), Mortgagor agrees that Mortgagee may, take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:
(a)    declare the entire unpaid Debt to be immediately due and payable;
(b)    institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any Applicable Law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions in accordance with Applicable Law and in any order or manner;
(c)    with or without entry, to the extent permitted and pursuant to the procedures provided by any Applicable Law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;
(d)    sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to a foreclosure sale, receivership sale or otherwise, at one or more sales, in one or more parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;
(e)    institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Loan Agreement or in the other Loan Documents;
(f)    recover judgment on the Loan Agreement either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(g)    apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Mortgagor or of any Person liable for the payment of the Debt;
(h)    subject to Applicable Law, the license granted to Mortgagor under Section 1.02 hereof shall automatically be revoked and Mortgagee may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Mortgagor agrees to surrender possession of the Property and of such books, records and accounts to Mortgagee upon demand, and thereupon Mortgagee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct business thereon; (ii) intentionally omitted; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Mortgagor with respect to the Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Mortgagor; (vi) require Mortgagor to vacate and surrender possession of the Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise; and (vii) collect the Rents and other receipts from the Property directly from tenants or Manager and apply the Rents and other receipts from the Property to operating expenses of the Property and the excess if any toward the payment of the Debt, in such order, priority and proportions as Mortgagee shall deem appropriate in its sole discretion after deducting therefrom all out-of-pocket expenses (including reasonable attorneys’ fees) actually incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, other charges, insurance premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees;
(i)    exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of any Collateral (including, without limitation, the Personal Property) or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral (including without limitation, the Personal Property), and (ii) request Mortgagor at its expense to assemble the Collateral, including without limitation, the Personal Property, and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Subject to Applicable Law, any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral, including without limitation, the Personal Property, sent to Mortgagor in accordance with the provisions hereof at least ten (10) Business Days prior to such action, shall constitute commercially reasonable notice to Mortgagor;

(j)    apply any sums then deposited in the Accounts and any other sums held in escrow or otherwise by Mortgagee in accordance with the terms of this Security Instrument, the Loan Agreement and the Loan Documents to the payment of the following items in any order in its sole discretion:
(i)    taxes and other charges with respect to the Property;
(ii)    insurance premiums;
(iii)    interest on the unpaid principal balance of the Debt;
(iv)    amortization of the unpaid principal balance of the Debt; or
(v)    all other sums payable pursuant to the Loan Agreement, this Security Instrument, and the other Loan Documents, including without limitation advances made by Mortgagee pursuant to the terms of this Security Instrument;
(k)    surrender the Policies, collect the unearned insurance premiums and apply such sums as a credit on the Debt in such priority and proportion as Mortgagee in its discretion shall deem proper, and in connection therewith, Mortgagor hereby appoints Mortgagee as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Mortgagor to collect such insurance premiums;
(l)    [Reserved];
(m)    foreclose and apply the proceeds of any recovery as a result of any foreclosure or receivership sale to the Debt in accordance with Section 9.02 of this Security Instrument or to any deficiency under this Security Instrument;
(n)    exercise all rights and remedies under any causes of action that Mortgagor may have, whether before or after any sale of the Property by foreclosure, power of sale or otherwise and apply the proceeds of any recovery to the Debt in accordance with Section 9.02 of this Security Instrument or to any deficiency under this Security Instrument; or
(o)    pursue such other remedies as Mortgagee may have under Applicable Law.
In the event of a sale, by foreclosure, receivership sale or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.
Section 9.02.    Application of Proceeds. Upon the occurrence and during the continuance of any Event of Default, the purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Mortgagee pursuant to the Loan Agreement, this Security Instrument or the other Loan Documents, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its discretion shall deem proper.

Section 9.03.    Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand (except as otherwise expressly set forth in the Loan Agreement) on Mortgagor and without releasing Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. In connection with the foregoing, to the extent permitted by Applicable Law, Mortgagee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt. The cost and expense of any cure hereunder (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided below, shall constitute a portion of the Debt and shall be due and payable to Mortgagee upon demand. All such costs and expenses actually incurred by Mortgagee in remedying such Event of Default shall bear interest at the Default Rate (as defined herein) for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee and shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Mortgagee therefor.
Section 9.04.    Actions and Proceedings. Subject to the terms and conditions of the Loan Agreement, during the continuance of an Event of Default, Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Property and, after the occurrence and during the continuance of any Event of Default, to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Property.
Section 9.05.    Recovery of Sums Required to be Paid. Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt and Secured Obligations as the same become due, without regard to whether or not the balance of the Debt and Secured Obligations shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for any Event of Default by Mortgagor existing at the time such earlier action was commenced.
Section 9.06.    Other Rights, Etc.
(a)    The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Mortgagor shall not be relieved of Mortgagor’s obligations hereunder by reason of (i) the failure of Mortgagee to comply with any request of Mortgagor or Borrower to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Loan Agreement or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Loan Agreement, this Security Instrument, or the other Loan Documents.
(b)    It is agreed that the risk of loss or damage to the Property is on Mortgagor, and Mortgagee shall have no liability whatsoever for decline in value of the Property,

for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Mortgagee shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to the Property or any other Collateral not in Mortgagee’s possession.
(c)    Subject to Applicable Law, Mortgagee may resort (during the existence of an Event of Default) for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee hereafter to foreclose this Security Instrument. The rights of Mortgagee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.
Section 9.07.    Right to Release Any Portion of the Property. Mortgagee may release any portion of the Property for such consideration as Mortgagee may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.
Section 9.08.    Violation of Laws. If the Property is not in compliance, in any material respect, with legal requirements with respect to the Property, Mortgagee may impose additional commercially reasonable requirements upon Mortgagor in connection herewith including, without limitation, monetary reserves or financial equivalents related to such legal requirement.
Section 9.09.    Right of Entry. Subject to the rights of tenants pursuant to the express terms of their Leases and the terms of the Loan Agreement, Mortgagee and its agents shall have the right to enter and inspect the Property at all reasonable times and upon reasonable notice.
Section 9.10.    Subrogation. If any or all of the proceeds of the Loan Agreement have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Mortgagee shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Mortgagee and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, and the performance and discharge of the Obligations.
Section 9.11.    Bankruptcy.

(a)    Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.
(b)    If there shall be filed by or against Mortgagor a petition under the Bankruptcy Code and Mortgagor, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Mortgagor shall give Mortgagee not less than ten (10) days’ prior notice of the date on which Mortgagor shall apply to the bankruptcy court for authority to reject the Lease. Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such ten-day period a notice stating that (i) Mortgagee demands that Mortgagor assume and assign the Lease to Mortgagee pursuant to Section 365 of the Bankruptcy Code and (ii) Mortgagee covenants to cure or provide adequate assurance of future performance under the Lease. If Mortgagee serves upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Mortgagee of the covenant provided for in clause (ii) of the preceding sentence.
ARTICLE X.
INDEMNIFICATIONS
Section 10.01.    General Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Mortgagee from and against any and all actual losses imposed upon or incurred by or asserted against any Mortgagee and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any legal requirements with respect to the Property; (e) any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; or (f) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan evidenced by the Loan Agreement or other Loan Documents, and secured by this Security Instrument. Any amounts payable to Mortgagee by reason of the application of this Section 10.01 shall become immediately due and payable and shall bear interest at the rate of 10% or, if less, the maximum interest rate permitted by law (the “Default Rate”) from the date loss or damage is sustained by Mortgagee until paid; provided however, that Mortgagor shall not have any indemnification obligations or liabilities to the Mortgagee with respect to any and all losses arising directly out of: the gross negligence or willful misconduct of Mortgagee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
Section 10.02.    Mortgage and/or Intangible Tax. Subject to the terms of the Loan Agreement or other Loan Documents, Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Mortgagee from and against any and all actual losses imposed upon or incurred by or asserted against Mortgagee and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Loan Agreement or any other Loan Document, other than taxes measured by the gross or net income of the Mortgagee.
ARTICLE XI.
WAIVERS
Section 11.01.    Waiver of Counterclaim. Subject to the terms and provisions of the Loan Agreement, Mortgagor hereby waives, to the extent permitted by Applicable Law, the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Mortgagee arising out of or in any way connected with this Security Instrument, the Loan Agreement, any of the other Loan Documents, or the Obligations.
Section 11.02.    Marshalling and Other Matters. Subject to the terms and provisions of the Loan Agreement, Mortgagor hereby waives, to the extent permitted by Applicable Law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Mortgagor, and on behalf of each Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.
Section 11.03.    Waiver of Notice. Subject to the terms and provisions of the Loan Agreement and the other Loan Documents, to the extent permitted by Applicable Law, Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except (a) with respect to matters for which this Security Instrument, the Loan Agreement or any other Loan Document, specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor, and (b) with respect to matters for which Mortgagee is required by any Applicable Law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.
Section 11.04.    Waiver of Statute of Limitations. Subject to the terms and provisions of the Loan Agreement, to the extent permitted by Applicable Law, Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt, performance of the Secured Obligations, or performance of the Obligations.

Section 11.05.    Sole Discretion of Mortgagee. Wherever pursuant to this Security Instrument (a) Mortgagee exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Mortgagee, or (c) any other decision or determination is to be made by Mortgagee, the decision of Mortgagee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Mortgagee, shall, unless otherwise expressly provided herein, be in the sole and absolute discretion of Mortgagee, except as may be otherwise expressly and specifically provided herein or in any of the other Loan Documents.
Section 11.06.    Waiver of Trial by Jury. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MORTGAGOR AND, BY ACCEPTANCE OF THIS SECURITY INSTRUMENT, MORTGAGEE, EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR AND, BY ACCEPTANCE OF THIS SECURITY INSTRUMENT, MORTGAGEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF MORTGAGOR AND, BY ACCEPTANCE OF THIS SECURITY INSTRUMENT, MORTGAGEE, IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR AND MORTGAGEE.
Section 11.07.    Waiver of Foreclosure Defense. Mortgagor hereby waives any defense Mortgagor might assert or have by reason of Mortgagee’s failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Mortgagee.
ARTICLE XII.
INTENTIONALLY OMITTED
ARTICLE XIII.
SUBMISSION TO JURISDICTION
Section 13.01.    Submission to Jurisdiction. With respect to any claim or action arising hereunder, each of Mortgagor and, by virtue of its acceptance of this Security Instrument, Mortgagee (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of Illinois, and any appellate court from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Security Instrument brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
ARTICLE XIV.
APPLICABLE LAW

Section 14.01.    CHOICE OF LAW. THIS SECURITY INSTRUMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF ILLINOIS AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIEN OF THIS SECURITY INSTRUMENT, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY.
Section 14.02.    Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any Applicable Law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.
ARTICLE XV.
DEFINITIONS
Section 15.01.    General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Mortgagee” shall mean “Mortgagee and any subsequent holder of the Note,” the word “Note,” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “legal fees”, “attorneys’ fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.
Section 15.02.    Headings, Etc. The headings and captions of various articles and sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
ARTICLE XVI.
MISCELLANEOUS PROVISIONS
Section 16.01.    No Oral Change. This Security Instrument and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
Section 16.02.    Liability. If Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security

Instrument shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.
Section 16.03.    Inapplicable Provisions. If any term, covenant or condition of this Security Instrument or any other Loan Document, is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, and this Security Instrument or the other Loan Documents, as the case may be, shall be construed without such provision.
Section 16.04.    Successors and Assigns. This Security Instrument shall be binding upon, and shall inure to the benefit of, Mortgagor and Mortgagee and their respective successors and assigns.
Section 16.05.    Duplicate Originals; Counterparts. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
Section 16.06.    Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
Section 16.07.    Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, or (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, addressed as follows:

If to Mortgagor:	PartyLite Worldwide, LLC 59 Armstrong Road P.O. Box 976 Plymouth, Massachusetts 02360

With a copy to:	Blyth, Inc. One East Weaver Street Greenwich, Connecticut 06831 Attention: Treasurer / Assistant Treasurer Finn Dixon & Herling LLP 177 Broad Street, 15th Floor Stamford, CT 06901 Attention: Edward A. Weiss
If to Mortgagee:	GFIE, LLC 11950 Turtle Beach Road North Palm Beach, Florida 33408 Attn: Robert B. Goergen

With a copy to:	Shipman & Goodwin LLP One Constitution Plaza Hartford, Connecticut 06103 Attn: James C. Schulwolf, Esq.
or addressed as such party may from time to time designate by written notice to the other parties.
Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.
Section 16.08.    Priority of Lien. The liens and security interests securing the indebtedness and other obligations incurred or arising under or evidenced by this Security Instrument and the rights and obligations evidenced hereby with respect to such liens and security interests are subject to the provisions of that certain Intercreditor Agreement, dated as of March ____, 2015, between BANK OF AMERICA, N.A., a national banking association, as the ABL lender, and GFIE, LLC, a Florida limited liability company, as the term loan lender (including their respective successors and assigns from time to time), and certain other persons which may be or become parties thereto or become bound thereto from time to time (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, referred to in this paragraph as the “Intercreditor Agreement”). In the event of a conflict between the terms of the Intercreditor Agreement and this Mortgage, the terms of the Intercreditor Agreement shall govern and control, and each party hereto hereby acknowledges that it is bound by the provisions of the Intercreditor Agreement. This Mortgage is and shall remain in all respects a first priority lien, superior in right, title and interest to all other liens placed upon the Property (other than Permitted Liens, as such term is defined in the Loan Agreement, and subject to the Intercreditor Agreement), and such first priority lien may be amended, modified and consolidated or restated without affecting the priority of such lien unless the subordination of such lien is approved by Mortgagee in writing.

ARTICLE XVII.
STATE-SPECIFIC PROVISIONS
Section 17.01.    Inconsistencies; Conflicts. In the event of any inconsistencies and/or conflicts between the terms and conditions of this Article XVII and the other provisions of this Security Instrument, the terms and conditions of this Article XVII shall control and be binding.
Section 17.02.    Business Loan Recital/Statutory Exemption/Usury.
(a)    Mortgagor acknowledges and agrees that (A) the proceeds of the Loan will be used in conformance with subparagraph (1)(1) of Section 4 of “An Act in relation to the rate of interest and other charges in connection with sales on credit and the lending of money,” approved May 24, 1879, as amended (815 ILCS 205/4(1)(1)); (B) the Debt secured hereby has been incurred by Mortgagor solely for business purposes of Mortgagor and for Mortgagor’s investment or profit, as contemplated by said Section 4; (C) the Debt secured hereby constitutes a loan secured by real estate within the purview of and as contemplated by said Section 4; and (D) the secured Debt is an exempted transaction under the Truth-In-Lending Act, 15 U.S.C. Sec. 1601 et. seq. and has been entered into solely for business purposes of Mortgagor and for Mortgagor’s investment or profit, as contemplated by said section.
(b)    Without limiting the generality of anything contained herein, Mortgagor acknowledges and agrees that the transaction of which this Security Instrument is a part is a transaction which does not include either agricultural real estate (as defined in 735 ILCS 5/15-1201 (1992)) or residential real estate (as defined in 735 5/15-1219 (1992)).
Section 17.03.    Waiver of Redemption and Reinstatement. Mortgagor further agrees, to the full extent permitted by law, that during the continuance of an Event of Default, neither Mortgagor nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay or extension laws now or hereafter in force, or take any other action that would prevent or hinder the enforcement or foreclosure of this Security Instrument or the absolute sale of the Property, or the final and absolute delivery of possession thereof, immediately after such foreclosure sale, of the purchaser thereat. Mortgagor, for itself and all who may, at any time, claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Property marshaled upon any foreclosure of the lien hereof, and agrees that Mortgagee or any court having jurisdiction to foreclose such lien may sell the Property in part or as an entirety. Mortgagor acknowledges that the transaction of which this Security Instrument is a part is a transaction that does not include either agricultural real estate (as defined in Section 15-1201 of the Act) or residential real estate (as defined in Section 15-1219 of the Act). On behalf of Mortgagor, and each and every person acquiring any interest in, or title to, the Property subsequent to the date of this Security Instrument, and on behalf of all other persons, to the maximum extent permitted by any Applicable Law, Mortgagor hereby waives any and all rights: (x) of redemption from any foreclosure, or other disposition of any kind or nature, of the Property, or any part thereof, or interest therein, under or pursuant to rights herein granted to Mortgagee; and (y) to reinstatement of the Debt hereby secured, including, without limitation, any right to reverse any acceleration of such Debt pursuant to 735 ILCS 5/15-1602. All waivers by Mortgagor in this Security Instrument have been made voluntarily, intelligently and knowingly by Mortgagor, after Mortgagor has been afforded an opportunity to be informed by counsel of Mortgagor’s choice as to possible alternative rights. Mortgagor’s execution of this Security Instrument shall be conclusive evidence of the making of such waivers and that such waivers have been voluntarily, intelligently and knowingly made.
Section 17.04.    Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled, as a matter of strict right, without notice and without regard to the occupancy or value of any security for the Debt, or the insolvency of any party bound for its payment, to the appointment of a receiver to take possession of, and to operate, the Property, and to collect and apply the Rents and other benefits thereof. The receiver shall have all rights and powers to the fullest extent permitted by law. Mortgagor shall pay to Mortgagee, upon demand, all of Mortgagee’s reasonable out-of-pocket costs and expenses, including, without limitation, receiver’s fees and expenses and reasonable attorneys’ fees and expenses, incurred pursuant to this Section, plus interest thereon at the Default Rate, and all such amounts shall be additional Debt secured hereby.
Section 17.05.    Illinois Collateral Protection Act. Unless Mortgagor provides Mortgagee with evidence of the insurance coverage required by the Loan Agreement or any other of the Loan Documents, if any, Mortgagee may purchase such insurance at Mortgagor’s expense to protect Mortgagee’s interests in the Property. This insurance may, but need not, protect Mortgagor’s interest. The coverage that Mortgagee purchases may not pay any claim that Mortgagor may make or any claim that is made against Mortgagor in connection with the Property. Mortgagor may later cancel any insurance purchased by Mortgagee, but only after providing Mortgagee with evidence that Mortgagor has obtained insurance as required by this Security Instrument. If Mortgagee purchases insurance for the Property, Mortgagor will be responsible for the costs of such insurance, including interest and any other charges that may be imposed in connection with the placement of such insurance, until the effective date of the cancellation or expiration of such insurance. Without limitation of any other provision of this Security Instrument or any other Loan Document, the cost of such insurance shall be added to the Debt secured hereby. The cost of the insurance may be more than the cost of insurance Mortgagor may be able to obtain on its own.
Section 17.06.    Purchase by Mortgagee. Upon any foreclosure sale, Mortgagee may bid for and purchase the Property and shall be entitled to apply all or any part of any Obligation secured hereby as a credit to the purchase price.
Section 17.07.    Compliance with Illinois Mortgage Foreclosure Law. In the event that any provision in this Security Instrument shall be inconsistent with any provision of the Act, the provisions of the Act shall take precedence over the provisions of this Security Instrument, but shall not invalidate or render unenforceable any other provision of this Security Instrument that can be construed in a manner consistent with the Act. Furthermore, if any provision of this Security Instrument grants to Mortgagee any rights or remedies, upon default of Mortgagor, that are more limited than the rights that would otherwise be vested in Mortgagee under the Act, in the absence of said provision, Mortgagee shall be vested with the rights granted in the Act, to the full extent permitted by law. Without limiting the generality of the foregoing, all expenses incurred by Mortgagee, to the extent reimbursable under Sections 15-1510 and 15-1512 of the Act, whether incurred before or after any decree or judgment of foreclosure, and whether enumerated in this Security Instrument, shall be added to the Debt and Secured Obligations secured by this Security Instrument or by the judgment of foreclosure.
Section 17.08.    Future Advances. At all times, regardless of whether any loan proceeds have been disbursed, this Security Instrument secures as part of the Debt and Secured Obligations the payment of all loan commissions, service charges, liquidated damages, reasonable attorneys’ fees, expenses and advances due to or incurred by Mortgagee in connection with the Obligations, all in accordance with the Loan Agreement, this Security Instrument, and the other Loan Documents; provided, however, that in no event shall the total amount of the Debt, including loan proceeds disbursed plus any additional charges, exceed two hundred percent (200%) of the face amount of the Note.
Section 17.09.    Protective Advances. Without limitation on anything contained in this Security Instrument, all advances, disbursements and expenditures made by the Mortgagee before and during a foreclosure, and before and after a judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by this Security Instrument or by the Act, shall have the benefit of all applicable provisions of the Act, including those provisions of the Act referred to below (collectively, “Protective Advances”):
(a)    all advances by the Mortgagee in accordance with the terms of this Security Instrument to: (A) preserve or maintain, repair, restore or rebuild any improvements upon the Property; (B) preserve the lien of this Security Instrument or the priority thereof; or (C) enforce this Security Instrument, as referred to in Subsection (b)(5) of Section 5-1302 of the Act;
(b)    payments by the Mortgagee of: (A) when due installments of principal, interest or other obligations in accordance with the terms of any senior mortgage or other prior lien or encumbrance on the Property; (B) when due installments of real estate taxes and assessments, general and special and all other taxes and assessments of any kind or nature whatsoever which are assessed or imposed upon the Property or any part thereof; (C) other Obligations authorized by this Security Instrument; or (D) with court approval, any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title, as referred to in Section 15-1505 of the Act;
(c)    advances by the Mortgagee in settlement or compromise of any claims asserted by claimants under senior mortgages or any prior liens;
(d)    attorneys’ fees and other expenses incurred: (A) in connection with the foreclosure of this Security Instrument as referred to in Section 15-1504(d)(2) and 15-1510 of the Act; (B) in connection with any action, suit or proceeding brought by or against the Mortgagee for the enforcement of this Security Instrument or arising from the interest of the Mortgagee hereunder; or (C) in the preparation for the commencement or defense of any such foreclosure or other action;

(e)    Mortgagee’s fees and costs, including attorneys’ fees, arising between the entry of judgment of foreclosure and confirmation hearing as referred to in Subsection (b)(1) of Section 15-1508 of the Act;
(f)    expenses deductible from proceeds of sale as referred to in subsections (a) and (b) of Section 15-1512 of the Act; and
(g)    expenses incurred and expenditures made by the Mortgagee for any one or more of the following: (A) if all or any portion thereof constitutes one or more units under a condominium declaration, assessments imposed upon the unit owner thereof; (B) if any interest in the Property is a leasehold estate under a lease or sublease, rentals or other payments required to be made by the lessee under the terms of the lease or sublease; (C) premiums for casualty and liability insurance paid by the Mortgagee whether or not the Mortgagee or a receiver is in possession, if reasonably required, in reasonable amounts, and all renewals thereof, without regard to the limitation to maintaining existing insurance in effect at the time any receiver or mortgagee takes possession of the Property as imposed by subsection (c)(1) of Section 15-1704 of the Act; (D) repair or restoration of damage or destruction in excess of available insurance proceeds or condemnation awards; (E) payments required or deemed by the Mortgagee to be for the benefit of the Property or required to be made by the owner of the Property under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit of or affecting the Property; (F) shared or common expense assessments payable to any association or corporation in which the owner of the Property is a member if in any way affecting the Property; (G) costs incurred by the Mortgagee for demolition, preparation for and completion of construction; and (H) pursuant to any lease or other agreement, for occupancy of the Property.
All Protective Advances shall be so much additional Debt secured by this Security Instrument, and shall become immediately due and payable without notice and with interest thereon from the date of the advance until paid at the applicable rate set forth in the Loan Agreement. This Security Instrument shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Security Instrument is recorded pursuant to subsection (b)(1) of Section 15-1302 of the Act. All Protective Advances shall, except to the extent, if any, that any of the same are clearly contrary to or inconsistent with the provisions of the Act, apply to and be included in: (A) determination of the amount of Debt secured by this Security Instrument at any time; (B) the amount of the Debt found due and owing to the Mortgagee in a judgment of foreclosure and any subsequent, supplemental judgments, orders, adjudications or findings by any court of any additional Debt becoming due after such entry of judgment (it being agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose); (C) if right of redemption is deemed not to be waived by this Security Instrument, computation of any amounts required to redeem, pursuant to Subsections (d)(2) and (e) of Section 5-1603 of the Act; (D) determination of amounts deductible from sale proceeds pursuant to Section 15-1512 of the Act; (E) application of income in the hands of any receiver or the Mortgagee in possession; and (F) computation of any deficiency judgment pursuant to subsections (b)(2) and (e) of sections 15-1508 and Section 15-1511 of the Act.

Section 17.10.    Open-End Mortgage Maximum Principal Amount. This Security Instrument is an open-end mortgage, and shall secure the payment of any amounts advanced from time to time under the Loan Documents, or under other documents stating that such advances are secured hereby. The maximum amount of unpaid principal of the Debt and Obligations arising under or in connection with this Security Instrument, exclusive of interest thereon, which may be outstanding at any time and secured hereby shall be Seventy Million and No/100 Dollars ($70,000,000.00). This Security Instrument also secures any and all Debt and Obligations arising under or in connection with this Security Instrument, which future Debt and Obligations shall have the same priority as if all such Debt and Obligations were made on the date of execution hereof. Nothing in this Section or in any other provision of this Security Instrument shall be deemed an obligation on the part of Mortgagee to make any future advances of any sort. At all times, regardless of whether any Loan proceeds have been disbursed, this Security Instrument shall secure (in addition to any Loan proceeds disbursed from time to time) the payment of any and all expenses and advances due to or incurred by Mortgagee in connection with the Debt and Secured Obligations to be secured hereby and which are to be reimbursed by Mortgagor under the terms of this Security Instrument and the Loan Agreement; provided, however, that in no event shall the total amount of Loan proceeds disbursed plus such additional amounts plus all the portions of the Debt and the other Obligations arising under or in connection with this Security Instrument exceed Seventy Million and No/100 Dollars ($70,000,000.00).
Section 17.11.    Mortgagee’s Right to Possession. Upon and during the continuance of an Event of Default, and subject to the requirements of 735 ILCS 5/1701(b)(2), Mortgagee shall be entitled to be placed in possession of the Property and to exercise the rights and powers of a mortgagee in possession under the Act.
Section 17.12.    Priority of Leases. Subject to the provisions of agreements between Mortgagee and the tenants at the Property, at the option of Mortgagee, this Security Instrument shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any award arising out of any condemnation), to any and all leases of all or any part of the Property upon the execution by Mortgagee and recording thereof, at any time hereafter in the appropriate official records of the County wherein the Property is situated, of a unilateral declaration to that effect.
Section 17.13.    Stated Maturity Date. The last of the Debt matures and is due and payable, in full, on the fifth (5th) anniversary of the date hereof. The Loan Agreement also contains certain mandatory prepayment provisions.
Section 17.14.    Release of Mortgage. At such time as the Note, and the other Obligations (other than contingent or indemnification obligations not then asserted or due) shall have been paid in full in cash or upon defeasance of the Secured Obligations or discharge of the Note, this Mortgage shall terminate and the Mortgagee shall take such actions as shall be required to release this Mortgage as the Mortgagor shall reasonably request.
(Next Page is Signature Page)

IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Mortgagor the day and year first above written.

MORTGAGOR: PARTYLITE WORLDWIDE, LLC By: ___________________________________ Name: Michael Novins Title: Vice President

ACKNOWLEDGMENT

STATE OF CONNECTICUT)
     )    ss.: Greenwich
COUNTY OF FAIRFIELD     )

On this the ____ day of March, 2015, before me, _____________________, the undersigned officer, personally appeared Michael Novins who acknowledged himself to be the Vice President of PARTYLITE WORLDWIDE, LLC, a member managed limited liability company, and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Vice President and as its and his free act and deed.
In witness whereof I hereunder set my hand.
______________________________________
Title: Notary Public
My commission expires:__________________
(Notary Seal)

EXHIBIT A
REAL PROPERTY OWNED

Common Address: 601-605 Kingsland Drive, Batavia, Illinois 60510

Parcel Identification Numbers:

Lot 40:     12-14-402-036 and 12-14-402-037
Lot 41:     12-14-402-015
Lot 42:     12-14-402-016
Lot 43:        12-14-402-017

Legal Description: All of Parcel One and Parcel Two, each being particularly described as follows:

Parcel One:

Lot 40 of Batavia Industrial Center Unit 4, Batavia, Kane County, Illinois, in the City of Batavia, Kane County, Illinois

Parcel Two:

Lots 41, 42, and 43 in Batavia Industrial Center, Unit 4, in the City of Batavia, Kane County, Illinois